Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces Third Quarter 2017 Financial Results and
2017 Guidance
THIRD QUARTER 2017 HIGHLIGHTS

•	Revenues were $176.4 million in Q3 2017 compared to $183.4 million in Q3 2016.

•	Net income from continuing operations was $4.1 million in Q3 2017 compared to $12.3 million in Q3 2016.

•	Adjusted EBITDA(6), a non-GAAP measure, was $21.5 million in Q3 2017 compared to $37.5 million in Q3 2016.

•	Diluted earnings per share from continuing operations was $0.19 in Q3 2017 compared to $0.57 in Q3 2016.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.43 in Q3 2017 compared to $0.92 in Q3 2016.
2017 GUIDANCE AND YEAR-TO-DATE 2017 HIGHLIGHTS

•	Huron narrows full year 2017 revenue guidance to a range of $733.0 million to $743.0 million.

•	Revenues were $546.6 million for the first nine months of 2017 compared to $548.1 million for the same period in 2016.

•
Net loss from continuing operations for the first nine months of 2017, which includes a non-cash pretax goodwill impairment charge of $209.6 million related to the company's Healthcare segment recorded in the second quarter, was $141.2 million, compared to net income from continuing operations of $35.3 million for the same period in 2016.

•	Adjusted EBITDA(6) was $73.1 million for the first nine months of 2017 compared to $105.8 million for the same period in 2016.

•
Diluted loss per share from continuing operations was $6.59 for the first nine months of 2017 compared to diluted earnings per share from continuing operations of $1.65 for the first nine months of 2016.

•	Adjusted diluted earnings per share from continuing operations(6) was $1.47 for the first nine months of 2017 compared to $2.63 for the first nine months of 2016.
CHICAGO - Nov. 1, 2017 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the third quarter ended Sept. 30, 2017.
"Led by solid growth in the Education and Business Advisory segments, Huron's third quarter results were in line with our full-year expectations," said James H. Roth, chief executive officer and president of Huron. "The decline in Healthcare segment revenue moderated while utilization continued to improve during the quarter.”

“We remain focused on broadening our client base and enhancing the array of services that we offer to the market in response to the complexity in our clients’ operating environment,” added Roth.
THIRD QUARTER 2017 RESULTS FROM CONTINUING OPERATIONS
Revenues were $176.4 million for the third quarter of 2017 compared to $183.4 million for the third quarter of 2016. Third quarter 2017 revenues included $13.4 million from Huron's 2017 acquisitions of Innosight Holdings, LLC (Innosight) and Pope Woodhead and Associates Limited (Pope Woodhead) and an incremental $1.7 million of revenue due to the full quarter impact of the company's acquisition of Healthcare Services Management, Inc. (HSM Consulting), which was completed mid-third quarter 2016. Third quarter 2017 revenues also included revenues from Huron's 2017 acquisition of the international assets of ADI Strategies which has since been fully integrated into the Business Advisory segment.
Net income from continuing operations was $4.1 million for the third quarter of 2017 compared to $12.3 million for the same period last year. Diluted earnings per share from continuing operations was $0.19 for the third quarter of 2017, compared to $0.57 for the third quarter of 2016.
Third quarter 2017 earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) was $19.6 million, compared to $35.9 million in the same quarter last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2017	2016
Amortization of intangible assets	$8,834	$8,771
Restructuring charges	$1,347	$1,049
Other losses, net	$880	$494
Non-cash interest on convertible notes	$1,974	$1,883
Foreign currency transaction losses (gains), net	$(385)	$84
Tax effect	$(5,100)	$(4,794)
Tax benefit related to "check-the-box" election	$(2,748)	$—
The company has excluded the effect of a $2.7 million tax benefit, recorded in the third quarter of 2017, from recognizing a previously unrecognized tax benefit from a "check-the-box" election made in 2014 to treat one of the company's wholly-owned foreign subsidiaries as a disregarded entity for U.S. federal income tax purposes.
Adjusted EBITDA(6) was $21.5 million, or 12.2% of revenues, in the third quarter of 2017, compared to $37.5 million, or 20.4% of revenues, in the same quarter last year. Adjusted net income from continuing operations(6) was $9.3 million, or $0.43 per diluted share, for the third quarter of 2017, compared to $19.7 million, or $0.92 per diluted share, for the same period in 2016.
The average number of full-time billable consultants(2) increased 4.4% to 2,047 in the third quarter of 2017 compared to 1,961 in the same quarter last year. Full-time billable consultant utilization rate(3) was 75.0% during the third quarter of 2017 compared to 73.9% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $197 for the third quarter of 2017 compared to $207 for the third quarter of 2016. The average number of full-time equivalent professionals(5) was 275 in the third quarter of 2017 compared to 269 for the same period in 2016.
YEAR-TO-DATE 2017 RESULTS FROM CONTINUING OPERATIONS
Revenues were $546.6 million for the first nine months of 2017 compared to $548.1 million for the first nine months of 2016. Revenues for the nine months ended Sept. 30, 2017 included $34.1 million from Huron's 2017 acquisitions of Innosight and Pope Woodhead, and $13.9 million of incremental revenues due to the full period impact of the acquisitions of MyRounding Solutions, LLC, and HSM Consulting, which were completed in Feb. 2016 and Aug.

2016, respectively. Revenues for the first nine months of 2017 also included a full period impact of Huron's acquisition of the U.S. assets of ADI Strategies and revenues from the acquisition of the international assets of ADI Strategies. These acquisitions were completed in May 2016 and Apr. 2017, respectively, and have been fully integrated into the Business Advisory segment.
Net loss from continuing operations was $141.2 million for the first nine months of 2017 compared to net income from continuing operations of $35.3 million for the same period last year. Results for the nine months ended Sept. 30, 2017 reflect a non-cash pretax charge of $209.6 million recorded in the second quarter to reduce the carrying value of goodwill in the company's Healthcare segment. The impairment charge is non-cash in nature and does not affect the company's liquidity or debt covenants. Diluted loss per share from continuing operations was $6.59 for the first nine months of 2017, compared to diluted earnings per share from continuing operations of $1.65 for the same prior year period.
Loss before interest, taxes, depreciation, and amortization(6) for the first nine months of 2017 was $140.2 million, compared to EBITDA of $101.4 million in the comparable period last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2017	2016
Amortization of intangible assets	$26,432	$24,369
Restructuring charges	$5,295	$4,129
Other losses (gains), net	$(222)	$494
Goodwill impairment charge	$209,600	$—
Non-cash interest on convertible notes	$5,853	$5,582
Gain on sale of business	$(931)	$—
Foreign currency transaction gains, net	$(449)	$(270)
Tax effect	$(70,362)	$(13,588)
Tax benefit related to "check-the-box" election	$(2,748)	$—
The company has excluded the effect of a $2.7 million tax benefit, recorded in the third quarter of 2017, from recognizing a previously unrecognized tax benefit from our "check-the-box" election made in 2014 to treat one of the company's wholly-owned foreign subsidiaries as a disregarded entity for U.S. federal income tax purposes.
Adjusted EBITDA(6) was $73.1 million, or 13.4% of revenues, in the first nine months of 2017, compared to $105.8 million, or 19.3% of revenues, in the same period last year. Adjusted net income from continuing operations(6) was $31.7 million, or $1.47 per diluted share, for the first nine months of 2017, compared to $56.3 million, or $2.63 per diluted share, for the same period in 2016.
The average number of full-time billable consultants(2) increased 6.2% to 2,012 in the first nine months of 2017 compared to 1,895 in the same period last year. Full-time billable consultant utilization rate(3) was 74.7% during the first nine months of 2017 compared to 75.3% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $202 for the first nine months of 2017 compared to $212 for the same period last year. The average number of full-time equivalent professionals(5) was 272 in the first nine months of 2017 compared to 257 for the same period in 2016.

OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2017 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (48%); Education (23%); and Business Advisory (29%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended Sept. 30, 2017.
OUTLOOK FOR 2017(8)
Based on currently available information, the company narrowed its full year 2017 revenue guidance to a range of $733.0 million to $743.0 million. The company also anticipates a net loss in a range of $132.0 million to $130.0 million, loss before interest, taxes, depreciation and amortization in a range of $112.0 million to $108.0 million, and GAAP diluted loss per share in a range of $6.15 to $6.05, all of which reflect the pretax non-cash goodwill impairment charge of $209.6 million recorded in the second quarter of 2017. The company also narrowed its guidance for full year 2017 adjusted EBITDA to a range of $102.0 million to $106.0 million. The company reaffirmed its previously released guidance for full year 2017 non-GAAP adjusted diluted earnings per share in a range of $2.20 to $2.30.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
THIRD QUARTER 2017 WEBCAST
The company will host a webcast to discuss its financial results today, Nov. 1, 2017, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed at Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income (loss) from continuing operations, and adjusted diluted earnings (loss) per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

ABOUT HURON
Huron is a global professional services firm committed to achieving sustainable results in partnership with its clients. The company brings depth of expertise in strategy, technology, operations, advisory services and analytics to drive lasting and measurable results in the healthcare, higher education, life sciences and commercial sectors. Through focus, passion and collaboration, Huron provides guidance to support organizations as they contend with the change transforming their industries and businesses. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2016 and under Part II, Item 1A. "Risk Factors" in Huron's forthcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues and reimbursable expenses:
Revenues	$176,376	$183,400	$546,643	$548,148
Reimbursable expenses	17,982	19,093	55,862	54,636
Total revenues and reimbursable expenses	194,358	202,493	602,505	602,784
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	113,775	108,354	343,185	323,310
Amortization of intangible assets and software development costs	2,657	4,052	8,388	11,278
Reimbursable expenses	18,079	18,956	55,901	54,747
Total direct costs and reimbursable expenses	134,511	131,362	407,474	389,335
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	41,576	38,256	132,137	119,937
Restructuring charges	1,347	1,049	5,295	4,129
Other losses (gains), net	880	494	(222)	494
Depreciation and amortization	9,946	8,092	28,549	23,064
Goodwill impairment charge	—	—	209,600	—
Total operating expenses and other losses (gains), net	53,749	47,891	375,359	147,624
Operating income (loss)	6,098	23,240	(180,328)	65,825
Other income (expense), net:
Interest expense, net of interest income	(4,880)	(4,176)	(13,811)	(12,270)
Other income, net	930	489	3,204	1,236
Total other expense, net	(3,950)	(3,687)	(10,607)	(11,034)
Income (loss) from continuing operations before income tax expense	2,148	19,553	(190,935)	54,791
Income tax expense (benefit)	(1,984)	7,265	(49,740)	19,498
Net income (loss) from continuing operations	4,132	12,288	(141,195)	35,293
Income (loss) from discontinued operations, net of tax	238	4	690	(1,830)
Net income (loss)	$4,370	$12,292	$(140,505)	$33,463
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$0.19	$0.58	$(6.59)	$1.67
Income (loss) from discontinued operations, net of tax	0.01	—	0.03	(0.08)
Net income (loss)	$0.20	$0.58	$(6.56)	$1.59
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$0.19	$0.57	$(6.59)	$1.65
Income (loss) from discontinued operations, net of tax	0.01	—	0.03	(0.09)
Net income (loss)	$0.20	$0.57	$(6.56)	$1.56
Weighted average shares used in calculating earnings per share:
Basic	21,505	21,076	21,413	21,084
Diluted	21,622	21,445	21,413	21,427
Comprehensive income (loss):
Net income (loss)	$4,370	$12,292	$(140,505)	$33,463
Foreign currency translation adjustments, net of tax	609	50	1,835	52
Unrealized loss on investment, net of tax	(2,200)	(2,038)	(1,669)	(1,163)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	23	121	(4)	(27)
Other comprehensive income (loss)	(1,568)	(1,867)	162	(1,138)
Comprehensive income (loss)	$2,802	$10,425	$(140,343)	$32,325

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$8,660	$17,027
Receivables from clients, net	94,025	94,246
Unbilled services, net	65,432	51,290
Income tax receivable	4,018	4,211
Prepaid expenses and other current assets	15,106	13,308
Total current assets	187,241	180,082
Property and equipment, net	47,075	32,434
Deferred income taxes, net	15,159	—
Long-term investment	31,937	34,675
Other non-current assets	26,149	24,814
Intangible assets, net	80,861	81,348
Goodwill	689,375	799,862
Total assets	$1,077,797	$1,153,215
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,259	$7,273
Accrued expenses and other current liabilities	22,846	19,788
Accrued payroll and related benefits	62,451	82,669
Accrued contingent consideration for business acquisitions	7,743	1,985
Deferred revenues	25,495	24,053
Total current liabilities	128,794	135,768
Non-current liabilities:
Deferred compensation and other liabilities	20,336	24,171
Accrued contingent consideration for business acquisitions, net of current portion	14,726	6,842
Long-term debt, net of current portion	374,328	292,065
Deferred lease incentives	15,236	10,703
Deferred income taxes, net	—	35,633
Total non-current liabilities	424,626	369,414
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,560,468 and 24,126,118 shares issued at September 30, 2017 and December 31, 2016, respectively	241	235
Treasury stock, at cost, 2,428,971 and 2,408,343 shares at September 30, 2017 and December 31, 2016, respectively	(121,395)	(113,195)
Additional paid-in capital	431,211	405,895
Retained earnings	210,543	351,483
Accumulated other comprehensive income	3,777	3,615
Total stockholders’ equity	524,377	648,033
Total liabilities and stockholders’ equity	$1,077,797	$1,153,215

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(140,505)	$33,463
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,881	34,344
Share-based compensation	11,711	13,145
Amortization of debt discount and issuance costs	7,604	7,171
Goodwill impairment charge	209,600	—
Allowances for doubtful accounts and unbilled services	3,812	7,107
Deferred income taxes	(51,062)	4,980
Gain on sale of business	(931)	—
Change in fair value of contingent consideration liabilities	(222)	494
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	9,025	9,442
(Increase) decrease in unbilled services	(12,251)	(21,492)
(Increase) decrease in current income tax receivable / payable, net	(32)	(3,039)
(Increase) decrease in other assets	(1,802)	12,669
Increase (decrease) in accounts payable and accrued liabilities	1,850	(2,860)
Increase (decrease) in accrued payroll and related benefits	(21,928)	(17,707)
Increase (decrease) in deferred revenues	(318)	2,028
Net cash provided by operating activities	52,432	79,745
Cash flows from investing activities:
Purchases of property and equipment, net	(20,139)	(9,372)
Investment in life insurance policies	(1,826)	(1,890)
Distributions from life insurance policies	2,889	—
Purchases of businesses, net of cash acquired	(106,915)	(69,133)
Capitalization of internally developed software costs	(938)	(838)
Proceeds from note receivable	177	—
Proceeds from sale of business	1,499	—
Net cash used in investing activities	(125,253)	(81,233)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	123
Shares redeemed for employee tax withholdings	(4,450)	(4,837)
Share repurchases	—	(55,265)
Proceeds from borrowings under credit facility	241,000	168,000
Repayments of debt	(170,082)	(156,000)
Payments for debt issuance costs	(395)	—
Payment of contingent consideration liabilities	(1,811)	—
Net cash provided by (used in) financing activities	64,262	(47,979)
Effect of exchange rate changes on cash	192	133
Net decrease in cash and cash equivalents	(8,367)	(49,334)
Cash and cash equivalents at beginning of the period	17,027	58,437
Cash and cash equivalents at end of the period	$8,660	$9,103

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2017	2016
Healthcare:
Revenues	$79,582	$103,425	(23.1)%
Operating income	$25,778	$38,824	(33.6)%
Segment operating income as a percentage of segment revenues	32.4%	37.5%
Education:
Revenues	$41,422	$38,621	7.3%
Operating income	$7,762	$10,896	(28.8)%
Segment operating income as a percentage of segment revenues	18.7%	28.2%
Business Advisory:
Revenues	$55,372	$41,354	33.9%
Operating income	$12,832	$8,608	49.1%
Segment operating income as a percentage of segment revenues	23.2%	20.8%
Total Company:
Revenues	$176,376	$183,400	(3.8)%
Reimbursable expenses	17,982	19,093	(5.8)%
Total revenues and reimbursable expenses	$194,358	$202,493	(4.0)%
Statements of Operations reconciliation:
Segment operating income	$46,372	$58,328	(20.5)%
Items not allocated at the segment level:
Other operating expenses	29,448	26,502	11.1%
Other losses, net	880	494	78.1%
Depreciation and amortization	9,946	8,092	22.9%
Total operating income	6,098	23,240	(73.8)%
Other expense, net	3,950	3,687	7.1%
Income from continuing operations before income tax expense	$2,148	$19,553	(89.0)%
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	761	1,010	(24.7)%
Education	536	466	15.0%
Business Advisory	830	545	52.3%
Total	2,127	2,021	5.2%
Average number of full-time billable consultants (for the period) (2):
Healthcare	741	984
Education	527	447
Business Advisory	779	530
Total	2,047	1,961

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended September 30,
Other Operating Data (continued):	2017	2016
Full-time billable consultant utilization rate (3):
Healthcare	80.3%	77.0%
Education	70.9%	68.0%
Business Advisory	72.9%	73.5%
Total	75.0%	73.9%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$190	$203
Education	$210	$220
Business Advisory	$197	$203
Total	$197	$207
Revenue per full-time billable consultant (in thousands):
Healthcare	$69	$73
Education	$69	$72
Business Advisory	$67	$72
Total	$68	$72
Average number of full-time equivalents (for the period) (5):
Healthcare	214	204
Education	35	40
Business Advisory	26	25
Total	275	269
Revenue per full-time equivalent (in thousands):
Healthcare	$134	$156
Education	$138	$158
Business Advisory	$108	$126
Total	$132	$154

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2017	2016
Healthcare:
Revenues	$261,261	$323,531	(19.2)%
Operating income	$83,580	$119,229	(29.9)%
Segment operating income as a percentage of segment revenues	32.0%	36.9%
Education:
Revenues	$127,629	$111,816	14.1%
Operating income	$31,772	$31,474	0.9%
Segment operating income as a percentage of segment revenues	24.9%	28.1%
Business Advisory:
Revenues	$157,753	$112,801	39.9%
Operating income	$34,890	$23,275	49.9%
Segment operating income as a percentage of segment revenues	22.1%	20.6%
Total Company:
Revenues	$546,643	$548,148	(0.3)%
Reimbursable expenses	55,862	54,636	2.2%
Total revenues and reimbursable expenses	$602,505	$602,784	—%
Statements of Operations reconciliation:
Segment operating income	$150,242	$173,978	(13.6)%
Items not allocated at the segment level:
Other operating expenses	92,643	84,595	9.5%
Other losses (gains), net	(222)	494	N/M
Depreciation and amortization expense	28,549	23,064	23.8%
Goodwill impairment charge (1)	209,600	—	N/M
Total operating income (loss)	(180,328)	65,825	N/M
Other expense, net	10,607	11,034	(3.9)%
Income (loss) from continuing operations before income tax expense	$(190,935)	$54,791	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	761	1,010	(24.7)%
Education	536	466	15.0%
Business Advisory	830	545	52.3%
Total	2,127	2,021	5.2%
Average number of full-time billable consultants (for the period) (2):
Healthcare	805	1,005
Education	497	425
Business Advisory	710	465
Total	2,012	1,895

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,
Other Operating Data (continued):	2017	2016
Full-time billable consultant utilization rate (3):
Healthcare	76.6%	78.6%
Education	73.6%	71.2%
Business Advisory	73.4%	72.4%
Total	74.7%	75.3%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$200	$209
Education	$215	$217
Business Advisory	$195	$216
Total	$202	$212
Revenue per full-time billable consultant (in thousands):
Healthcare	$211	$231
Education	$226	$224
Business Advisory	$212	$229
Total	$215	$229
Average number of full-time equivalents (for the period) (5):
Healthcare	215	201
Education	36	37
Business Advisory	21	19
Total	272	257
Revenue per full-time equivalent (in thousands):
Healthcare	$427	$456
Education	$419	$436
Business Advisory	$342	$335
Total	$420	$444

(1)
The non-cash goodwill impairment charge is not allocated at the segment level because the underlying goodwill asset is reflective of Huron's corporate investment in the segments. Huron does not include the impact of goodwill impairment charges in its evaluation of segment performance.

(2)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(3)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours all full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(5)
Consists of cultural transformation consultants within the Studer Group solution, which include coaches and their support staff, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$176,376	$183,400	$546,643	$548,148
Net income (loss) from continuing operations	$4,132	$12,288	$(141,195)	$35,293
Add back:
Income tax expense (benefit)	(1,984)	7,265	(49,740)	19,498
Interest expense, net of interest income	4,880	4,176	13,811	12,270
Depreciation and amortization	12,603	12,144	36,937	34,342
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (6)	19,631	35,873	(140,187)	101,403
Add back:
Restructuring charges	1,347	1,049	5,295	4,129
Other losses (gains), net	880	494	(222)	494
Goodwill impairment charge	—	—	209,600	—
Gain on sale of business	—	—	(931)	—
Foreign currency transaction losses (gains), net	(385)	84	(449)	(270)
Adjusted EBITDA (6)	$21,473	$37,500	$73,106	$105,756
Adjusted EBITDA as a percentage of revenues (6)	12.2%	20.4%	13.4%	19.3%

RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss) from continuing operations	$4,132	$12,288	$(141,195)	$35,293
Weighted average shares – diluted	21,622	21,445	21,413	21,427
Diluted earnings (loss) per share from continuing operations	$0.19	$0.57	$(6.59)	$1.65
Add back:
Amortization of intangible assets	8,834	8,771	26,432	24,369
Restructuring charges	1,347	1,049	5,295	4,129
Other losses (gains), net	880	494	(222)	494
Goodwill impairment charge	—	—	209,600	—
Non-cash interest on convertible notes	1,974	1,883	5,853	5,582
Gain on sale of business	—	—	(931)	—
Tax effect	(5,100)	(4,794)	(70,362)	(13,588)
Tax benefit related to "check-the-box" election	(2,748)	—	(2,748)	—
Total adjustments, net of tax	5,187	7,403	172,917	20,986
Adjusted net income from continuing operations (6)	$9,319	$19,691	$31,722	$56,279
Adjusted weighted average shares - diluted (7)	21,622	21,445	21,585	21,427
Adjusted diluted earnings per share from continuing operations (6)	$0.43	$0.92	$1.47	$2.63

(6)
In evaluating the company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income (loss) from continuing operations, and adjusted diluted earnings (loss) per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(7)
As the company reported a net loss for the nine months ended September 30, 2017, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments described above resulted in adjusted net income from continuing operations for those periods. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2017 OUTLOOK
RECONCILIATION OF NET LOSS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2017
	Guidance Range
	Low	High
Projected revenues - GAAP	$733.0	$743.0
Projected net loss - GAAP	$(132.0)	$(130.0)
Add back:
Income tax benefit	(47.0)	(45.0)
Interest expense, net of interest income	18.0	18.0
Depreciation and amortization	49.0	49.0
Projected loss before interest, taxes, depreciation and amortization (EBITDA) (8)	(112.0)	(108.0)
Add back:
Restructuring charges	6.0	6.0
Other gains, net	(1.0)	(1.0)
Goodwill impairment charge	210.0	210.0
Gain on sale of business and foreign currency transaction gains, net	(1.0)	(1.0)
Projected adjusted EBITDA (8)	$102.0	$106.0
Projected adjusted EBITDA as a percentage of projected revenues (8)	13.9%	14.2%
RECONCILIATION OF NET LOSS
TO ADJUSTED NET INCOME (8)
(In millions, except per share amounts)
(Unaudited)

	Year Ending
	December 31, 2017
	Guidance Range
	Low	High
Projected net loss - GAAP	$(132.0)	$(130.0)
Projected diluted loss per share - GAAP	$(6.15)	$(6.05)
Add back:
Amortization of intangible assets	35.0	35.0
Restructuring charges	6.0	6.0
Other gains, net	(1.0)	(1.0)
Goodwill impairment charge	210.0	210.0
Non-cash interest on convertible notes	8.0	8.0
Gain on sale of business	(1.0)	(1.0)
Tax effect	(74.5)	(74.5)
Tax benefit related to "check-the-box" election	(3.0)	(3.0)
Total adjustments, net of tax	179.5	179.5
Projected adjusted net income (8)	$47.5	$49.5
Projected adjusted diluted earnings per share (8)	$2.20	$2.30

(8)
In evaluating the company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income, and projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net loss and projected diluted loss per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.